Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, JASON W. AIKEN and GREGORY S. GALLOPOULOS as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign the 2020 Annual Report on Form 10-K of General Dynamics Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 5th day of February 2021.

/s/ JAMES S. CROWN	/s/ WILLIAM A. OSBORN
James S. Crown	William A. Osborn

/s/ RUDY F. DELEON	/s/ CATHERINE B. REYNOLDS
Rudy F. deLeon	Catherine B. Reynolds

/s/ CECIL D. HANEY	/s/ LAURA J. SCHUMACHER
Cecil D. Haney	Laura J. Schumacher

/s/ MARK M. MALCOLM	/s/ ROBERT K. STEEL
Mark M. Malcolm	Robert K. Steel

/s/ JAMES N. MATTIS	/s/ JOHN G. STRATTON
James N. Mattis	John G. Stratton

/s/ C. HOWARD NYE	/s/ PETER A. WALL
C. Howard Nye	Peter A. Wall